EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeffrey Noddle, David L. Boehnen, John P. Breedlove and Warren E. Simpson, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of SUPERVALU INC.), to sign one or more registration statements on Form S-3, and any and all amendments (including post-effective amendments) thereto, relating to SUPERVALU INC. unsecured debt securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons have signed this Power of Attorney as of the      day of October, 2006:

Name	Title

Chairman of the Board, Chief Executive Officer and Director
Jeffrey Noddle

Director
Gary Ames

Director
Irwin Cohen

Director
Ronald E. Daly

Director
Lawrence A. Del Santo

Director
Susan E. Engel

Director
Philip L. Francis

Director
Edwin C. Gage

Director
Garnett L. Keith, Jr.

Director
Charles M. Lillis

Director
Marissa T. Peterson

Director
Steven S. Rogers

Director
Wayne C. Sales

Director
Kathi P. Seifert

Executive Vice President and Chief Financial Officer
Pamela K. Knous